UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 3, 2002



                                 FAN ENERGY INC.
             (Exact name of registrant as specified in its charter)



          Nevada                   333-47699                  77-0140428
State or other jurisdiction        Commission                IRS Employer
    of incorporation               File Number           Identification Number


668 N. 44th Street, Suite 248,  Phoenix, Arizona                85008
     (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number including area code: (602) 267-7500

ITEM 5. OTHER EVENTS

On October 3, 2002, the registrant agreed to a binding letter of intent with Technology Alliance Goup, LLC, "TAG", to acquire it in a tax free share exchange. The transaction is subject to due diligence by both parties and the subsequent majority approval of its respective board of directors.

TAG has two world-class data centers located in Arizona with high speed, redundant data communications networks that are both private and internet based with ASP, ISP, Mid-Frame and Mainframe co-location and fully managed hosting services. It has bandwidth on demand with bursting and throttling capability. Its technical support is expertise in NT, UNIX, Communications, Network design and monitoring.

Upon the successful completion of the acquisition, the registrant anticipates setting up the operation of its media production facility in conjunction with TAG's operations and hiring the marketing expertise to expand revenue production for the operations.

On October 11, 2002, the registrant reduced its board to six members with the resignation of three directors.

ITEM 7. EXHIBITS

1. Binding Letter of Intent

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2002

                                       FAN ENERGY INC.


                                       By  /s/ Peter Jacobs
                                         -----------------------------
                                         Peter Jacobs, President